Exhibit 99.1

News Release

Magma Reports Revenue of $147.0 million for Fiscal 2009

SAN JOSE, Calif., May 27, 2009 — Magma® Design Automation Inc. (Nasdaq: LAVA), a provider of chip design software, today reported revenue of $34.1 million for its fourth quarter and $147.0 million for its 2009 fiscal year, both ended May 3, 2009.

“In Q4 we exceeded our key financial guidance ranges and re-established positive cash flow,” said Rajeev Madhavan, chairman and CEO of Magma. “I anticipate our product teams will continue to deliver innovative technology advancements in fiscal 2010, such as the new Talus® Core™ technology we announced today.”

GAAP Results

In accordance with generally accepted accounting principles (GAAP), Magma reported a net loss of $(8.8) million, or $(0.19) per share (basic and diluted), for the fourth quarter, compared to a net loss of $(7.2) million, or $(0.17) per share (basic and diluted), for the year-ago fourth quarter. For fiscal 2009 Magma reported a GAAP net loss of $(127.1) million, or $(2.84) per share (basic and diluted), compared to a net loss of $(30.8) million, or $(0.76) per share (basic and diluted), for fiscal 2008.

Non-GAAP Results

Magma’s non-GAAP net income was $3.1 million for the quarter, or $0.07 per share (basic and diluted), which compares to non-GAAP net income of $8.0 million, or $0.17 per share (diluted), for the year-ago fourth quarter. For fiscal 2009 Magma’s non-GAAP net loss was $(6.7) million, or $(0.15) per share (basic and diluted), compared to the company’s non-GAAP net income of $27.1 million, or $0.58 per share (diluted), for the year-ago fiscal year.

Non-GAAP net income for the fourth quarter and full fiscal year of fiscal 2009 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs and debt discount accretion, charges associated with losses on equity investments and other investments, restructuring charges, asset impairment charges, acquisition-related expenses and the related provision for income taxes. Non-GAAP net income for the fourth quarter and full fiscal year of fiscal 2008 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, in-process research and developed technology, litigation settlement and related legal expenses, amortization of debt issuance costs and debt discount accretion, acquisition-related expenses, charges associated with losses on equity investments and the related provision for income taxes. A reconciliation of our non-GAAP results to GAAP results is included in this press release.

In the fourth quarter Magma generated cash flow from operations of approximately $5.5 million.

Business Outlook

For Magma’s fiscal 2010 first quarter, ending Aug. 2, 2009, the company expects total revenue in the range of $27.5 million to $28.5 million. GAAP net loss per share is expected to be in the range of $(0.20) to $(0.19) and non-GAAP earnings per share (EPS) are expected to be in the range of $0.00 to $0.01. For Magma’s fiscal 2010, ending May 2, 2010, the company expects total revenue in the range of $120.0 million to $125.0 million. GAAP net loss per share is expected to be in the range of $(0.70) to $(0.68) and non-GAAP earnings per share (EPS) are expected to be in the range of $0.01 to $0.03. A schedule showing a reconciliation of the projected non-GAAP EPS to GAAP EPS results is included in this release. A Financial Data Supplement containing additional first quarter and full fiscal year 2010 guidance, as well as detailed financial information intended to provide guidance and further insight into our business is available online in the Investor Relations section of the Magma website. All guidance issued by the company before May 27, 2009 is no longer in effect.

GAAP Reconciliation

Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma’s management evaluates those operations. Magma believes that this non-GAAP information provides useful information to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma’s core operating results, or that are expected to be incurred over a limited period of time.

Magma’s management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology and intangible assets, stock-based compensation, in-process research and development expenses, amortization of debt issuance costs, debt discount accretion, charges associated with losses on equity and other investments, acquisition-related expenses, litigation settlement and related legal expenses, and the related provision for income taxes, and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items affected are as follows: (1) cost of revenue, licenses; (2) cost of revenue, bundled licenses and services; (3) cost of revenue, services; (4) operating expenses, research and development; (5) operating expenses, in-process research and development; (6) operating expenses, sales and marketing; (7) operating expenses, general and administrative; (8) operating expenses, amortization of intangible assets; (9) operating expenses, restructuring charge; (10) other income (expense), net; (12) Provision for income taxes and (13) net income (loss) per share.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as in-process research and development charges, to make more consistent and meaningful evaluations of Magma’s operating expenses. Similarly, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma’s profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Management also uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available also helps investors compare Magma’s performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as stock-based compensation relating to stock grants and acquisition related charges, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma’s financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma’s core operating performance in the way that management does.

Conference Call

Magma will discuss the financial results for the recently completed quarter and year, along with forward-looking guidance, during a live earnings call today at 2 p.m. PDT, available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/medialist.cfm. To listen live via telephone, call either of the numbers below:

U.S. & Canada:	(877) 419-6591
Elsewhere:	(719) 325-4868

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/medialist.cfm through June 3, 2009. Those without Internet access may listen to a replay of the call by telephone until 11:59 p.m. PDT on June 3 by calling:

U.S. & Canada:	(888) 203-1112, code #8860034
Elsewhere:	(719) 457-0820, code #8860034

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section and in quotations from Magma’s management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: the substantial amount of Magma’s indebtedness, which could adversely affect our financial position; customer payment defaults may cause us to be unable to recognize revenue from backlog, and changes in the type of orders comprising backlog could affect the proportion of revenue recognized from backlog each quarter, which could have a material adverse effect on our financial condition and results of operations. We rely on a small number of customers for a significant portion of our revenue, and our revenue could decline if customers delay orders or fail to renew licenses or if we are unable to maintain or develop relationships with current or potential customers; we compete against companies that hold a large share of the EDA market and competition is increasing among EDA vendors as customers tightly control their EDA spending and use fewer vendors to meet their needs. If we cannot compete successfully, we will not gain market share and our revenue could decline. Other factors may include weaker-than-anticipated sales of Magma’s products and services; weakness in the semiconductor or electronic systems industries; a potential failure of customers to adopt, or to adopt at a sufficiently fast rate, 65-nanometer and smaller design geometries on a large scale; Magma’s ability to integrate acquired businesses and technologies; potentially higher-than-anticipated costs of litigation; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov), including its Form 10-Q for the fiscal quarter ended Feb. 2, 2009. Magma undertakes no additional obligation to update these forward-looking statements.

About Magma

Magma’s electronic design automation (EDA) software is used to create complex, high-performance integrated circuits (ICs) for cellular telephones, electronic games, WiFi, MP3 players, DVD/digital video, networking, automotive electronics and other electronic applications. Magma products for IC implementation, analog/mixed-signal design, analysis, physical verification, circuit simulation and characterization are recognized as embodying the best in semiconductor technology, providing the world’s top chip companies the “Fastest Path to Silicon.”™ Magma maintains headquarters in San Jose, Calif., and offices throughout North America, Europe, Japan, Asia and India. Magma’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma and Talus are registered trademarks and COre and “Fastest Path to Silicon” are trademarks of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	May 3, 2009	April 6, 2008
ASSETS
Current assets:
Cash and cash equivalents	$32,888	$46,970
Restricted cash	9,215	—
Short-term investments	—	3,000
Accounts receivable, net	26,635	38,310
Prepaid expenses and other current assets	5,443	5,244

Total current assets	74,181	93,524
Property and equipment, net	10,443	15,553
Intangibles, net	12,170	40,436
Goodwill	6,666	64,877
Long-term investments	17,909	17,538
Other assets	5,707	5,467

Total assets	$127,076	$237,395

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,212	$3,971
Accrued expenses	15,539	27,788
Secured credit line	12,451	—
Revolving note, current portion	12,181	—
Current portion of other long-term liabilities	2,679	2,078
Deferred revenue	35,779	25,254
Convertible notes	—	15,216

Total current liabilities	79,841	74,307
Convertible subordinated notes, net	49,221	48,518
Long-term tax liabilities	3,792	3,878
Other long-term liabilities	3,160	2,374

Total liabilities	136,014	129,077

Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	400,713	374,183
Accumulated deficit	(371,688)	(228,389)
Treasury stock at cost	(32,615)	(32,697)
Accumulated other comprehensive loss	(5,353)	(4,784)

Total stockholders’ equity (deficit)	(8,938)	108,318

Total liabilities and stockholders’ equity	$127,076	$237,395

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	May 3, 2009	April 6, 2008	May 3, 2009	April 6, 2008
Revenue:
Licenses	$17,551	$35,821	$76,475	$139,062
Bundled licenses and services	7,766	10,358	33,430	40,515
Services	8,753	8,835	37,052	34,842

Total revenue	34,070	55,014	146,957	214,419

Cost of revenue:
Licenses	5,185	4,862	19,416	19,151
Bundled licenses and services	2,563	2,429	10,460	9,474
Services	4,026	5,355	18,453	20,729

Total cost of revenue	11,774	12,646	48,329	49,354

Gross profit	22,296	42,368	98,628	165,065

Operating expenses:
Research and development	14,274	20,382	68,751	76,920
Sales and marketing	11,089	17,331	56,024	70,711
General and administrative	5,142	7,139	24,307	31,576
Impairment of goodwill	—	—	60,089	—
Amortization of intangible assets	335	1,735	2,994	8,043
In-process research and development	—	1,600	—	2,256
Restructuring charge	2,049	—	10,661	291

Total operating expenses	32,889	48,187	222,826	189,797

Operating loss	(10,593)	(5,819)	(124,198)	(24,732)

Other income (expense):
Interest income	115	511	637	2,021
Interest expense	(861)	(593)	(2,865)	(2,467)
Other income (expense), net	(350)	(642)	(560)	(591)

Total other income, (expense) net	(1,096)	(724)	(2,788)	(1,037)

Net loss before income taxes	(11,689)	(6,543)	(126,986)	(25,769)
Provision for (benefit from) income taxes	(2,848)	685	93	5,066

Net loss	$(8,841)	$(7,228)	$(127,079)	$(30,835)

Net loss per share – basic and diluted	$(0.19)	$(0.17)	$(2.84)	$(0.76)

Shares used in calculation:
Basic and diluted	46,357	42,265	44,698	40,518

Reconciliation of Fourth Quarter and Fiscal Year GAAP and Non-GAAP Financial Results

Statement of Operations Reconciliation	Three Months Ended		Twelve Months Ended
(in thousands)	May 3, 2009	April 6, 2008	May 3, 2009	April 6, 2008
GAAP net loss	$(8,841)	$(7,228)	$(127,079)	$(30,835)
Cost of license revenue
Amortization of developed technology	4,973	4,567	18,680	18,079
Royalties	—	—	—	245

	4,973	4,567	18,680	18,324
Cost of bundled license and services revenue
Amortization of developed technology	1,738	1,043	6,595	4,156
Stock-based compensation	54	80	269	326

	1,792	1,123	6,864	4,482
Cost of service revenue
Stock-based compensation	287	323	1,282	1,354
Research and development
Stock-based compensation	1,522	2,358	7,405	8,050
Acquisition related expenses	55	773	652	2,677

	1,577	3,131	8,057	10,727
Sales and marketing
Stock-based compensation	1,165	1,463	5,281	5,235
General and administrative
Stock-based compensation	1,268	1,277	4,915	5,459
Litigation settlement and related legal expense	—	—	—	1,632

	1,268	1,277	4,915	7,091
Impairment of goodwill	—		60,089
Amortization of intangible assets	335	1,735	2,994	8,043
In-process research and development	—	1,600	—	2,256
Restructuring charges	2,049	—	10,661	291
Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount accretion	273	538	1,069	2,183
Loss on equity and other investments	(58)	45	731	480

	215	583	1,800	2,663
Provision for income taxes	(1,696)	(588)	(254)	(2,567)

Non-GAAP net income (loss)	$3,124	$7,986	$(6,710)	$27,064

Reconciliation of Fourth Quarter and Fiscal Year GAAP and Non-GAAP Financial Results

Earnings/(Loss) Per Share Reconciliation	Three Months Ended		Twelve Months Ended
	May 3, 2009	April 6, 2008	May 3, 2009	April 6, 2008
GAAP net loss	$(0.19)	$(0.17)	$(2.84)	$(0.76)
Cost of license revenue
Amortization of developed technology	0.11	0.11	0.42	0.45
Royalties	—	—	—	0.01

	0.11	0.11	0.42	0.46
Cost of bundled license and services revenue
Amortization of developed technology	0.04	0.02	0.15	0.10
Stock-based compensation	0.00	—	—	0.01

	0.04	0.02	0.15	0.11
Cost of service revenue
Stock-based compensation	0.01	0.01	0.03	0.03
Research and development
Stock-based compensation	0.03	0.06	0.17	0.20
Acquisition related expenses	0.00	0.02	0.01	0.06

	0.03	0.08	0.18	0.26
Sales and marketing
Stock-based compensation	0.02	0.03	0.12	0.13
General and administrative
Stock-based compensation	0.03	0.03	0.11	0.13
Litigation settlement and related legal expense	—	—	—	0.04

	0.03	0.03	0.11	0.17
Impairment of goodwill	—	—	1.34	—
Amortization of intangible assets	0.01	0.04	0.07	0.20
In-process research and development	—	0.04	—	0.06
Restructuring charges	0.04	—	0.24	0.01
Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount accretion	0.01	0.01	0.02	0.05
Loss on equity investments	—	—	0.02	0.01

	0.01	0.01	0.04	0.06
Provision for income taxes	(0.04)	(0.01)	(0.01)	(0.06)

Non-GAAP net income (loss) per share	$0.07	$0.19	$(0.15)	$0.67

Non-GAAP net income (diluted)	$0.07	$0.17	$(0.15)	$0.58

Basic shares used in calculation	46,357	42,123	44,698	40,518
Diluted shares used in calculation*	47,014	47,533	46,249	46,868

*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes, if dilutive, and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method

MAGMA DESIGN AUTOMATION, INC.

AS OF MAY 27, 2009

IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET

INCOME PER SHARE AND NET INCOME

(Unaudited)

	Quarter Ending August 2, 2009	Year Ending May 2, 2010
GAAP diluted net loss per share	$ (0.20) to $ (0.19)	$ (0.70) to $ (0.68)
Amortization of developed technology and intangibles	$0.05	$0.21
Amortization of deferred stock-based compensation	$0.11	$0.42
Debt related costs	$0.03	$0.06
Equity and other investment related charges	$0.01	$0.02
Non-GAAP diluted net income per share	$0.00 to $0.01	$0.01 to $0.03

(in millions)	Quarter Ending August 2, 2009	Year Ending May 2, 2010
GAAP net loss	$ (9.3) to $ (8.8)	$ (33.1) to $ (32.1)
Amortization of developed technology and intangibles	$2.5	$9.9
Amortization of deferred stock-based compensation	$5.3	$19.7
Debt related costs	$1.0	$3.0
Equity and other investment related charges	$0.5	$1.0
Non-GAAP net income	$0.0 to $0.5	$0.5 to $1.5

Contacts:
Magma Design Automation Inc.
Media:	Investors:
Monica Marmie	Milan G. Lazich
Director, Marketing Communications	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
mmarmie@magma-da.com	milan.lazich@magma-da.com